FOR IMMEDIATE RELEASE

RCS Capital Names Christopher Mee as Executive Vice President
and National Sales Director, Liquid Alternative Investments

NEW YORK, June 24, 2014 – RCS Capital Corporation (NYSE: RCAP) (“RCAP”) announced today that Realty Capital Securities, LLC (“RCS”), a FINRA-member broker dealer subsidiary, has hired Christopher W. Mee as Executive Vice President and National Sales Director for RCS’s Liquid Alternative Investments division. Mr. Mee will be responsible for the firm’s sales activities related to alternative mutual funds.

“We are pleased to welcome Chris to the RCS organization,” said William M. Kahane, Chief Executive Officer of RCAP. “His wealth of experience and proven track record of developing relationships and driving results for sales organizations will no doubt strengthen what is already an industry leading team at RCS. “We look forward to Chris’ contributions in support of our growing liquid alternative investments business.”

Mr. Mee added, “I'm excited about this opportunity to join the RCAP team. RCS has a proven franchise with clear growth opportunities and I look forward to contributing to the development of RCS’ liquid alternative investments business.”

Mr. Mee joins RCS from John Hancock Mutual Funds, where he served as National Sales Manager responsible for sales in the Wirehouse/Regional channel. Mr. Mee previously held several senior management positions at John Hancock, including Regional Vice President/wholesaler, President, Financial Planner Channel, where he was responsibility for all John Hancock Variable and Fixed Annuity sales in the country, as well as Divisional Vice President of the SE Retirement Plan Services Division, overseeing 401(k) sales for John Hancock through all channels. Prior to joining John Hancock in 1998, Mr. Mee was a Financial Advisor at A.G. Edwards & Sons, Inc.

During his tenure at John Hancock (formerly Manulife), Mr. Mee won numerous sales and service awards, including Manulife’s “Star of Excellence” and John Hancock’s “H. Douglas Wood” award.

About RCAP

RCAP is an investment firm expressly focused on the retail investor. RCAP is engaged in the wholesale distribution, investment banking and capital markets businesses, and a research business focused on alternative investments. RCAP is also engaged in the independent retail advice business following the closing of recent acquisitions of independent broker-dealers, and RCAP will be engaged in the investment management business following the closing of a pending acquisition of an investment manager. RCAP's business is designed to capitalize, support, grow and manage direct investment and alternative investment programs, and to serve independent financial advisors and their clients. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Important Notice

The statement in this press release include statements regarding the intent, belief or current expectations of RCAP and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including RCAP’s ability to consummate our pending acquisitions of businesses and RCAP’s ability to integrate businesses acquired in recent acquisitions into RCAP’s existing businesses. Additional factors that may affect future results are contained in RCAP's filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and RCAP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Media Inquiries: Investor Inquiries:

Anthony J. DeFazio SVP of Public Relations DDCwork tdefazio@ddcworks.com (484) 342-3600	Andrew G. Backman Managing Director Investor Relations and Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135	Brian D. Jones Chief Financial Officer RCS Capital Corporation BJones@rcscapital.com (866) 904-2988